Exhibit 5.1
Squire Patton Boggs (US) LLP
555 South Flower Street, 31st Floor
Los Angeles, CA 90071
O +1 213 624 2500
F +1 213 623 4581
squirepattonboggs.com

May 7, 2021

Kura Sushi USA, Inc.

17461 Derian Avenue, Suite 200
Irvine, California 92614

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kura Sushi USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the contemplated issuance and sale from time to time of up to Fifty Million Dollars ($50,000,000) in aggregate public offering price of the Company’s securities consisting of any or all of the following: (i) Class A common stock, par value of $0.001 per share (“Common Stock”), (ii) preferred stock, par value of $0.001 per share (“Preferred Stock”), (iii) depositary shares each of which will represent a fractional interest in a fractional share or multiple shares of Common Stock or Preferred Stock (“Depositary Shares”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), (v) subscription rights to purchase shares of Common Stock or Preferred Stock (“Subscription Rights”), (vi) share purchase contracts for the purchase and sale of Common Stock, Preferred Stock or any other security described in the applicable prospectus supplement (the “Share Purchase Contracts”); (vii) share purchase units consisting of a Share Purchase Contract and either Preferred Stock, Depositary Shares, debt obligations of third parties, including U.S. Treasury securities, or any other security described in the applicable prospectus supplement, or any combination of the foregoing (the “Share Purchase Units”).

The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Share Purchase Contracts and Share Purchase Units are hereinafter collectively referred to as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplements thereto.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company including the Board of Directors of the Company related to the Registration Statement and (iii) the Registration Statement and the exhibits thereto. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates

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Kura Sushi USA, Inc.	Squire Patton Boggs (US) LLP

May 7, 2021

and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

In addition, we have assumed that (i) a purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Securities being offered, and (B) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Certificate of Incorporation, as amended and in effect, and not otherwise reserved for issuance; (vii) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (viii) at the time of issuance of the Securities, the Certificate of Incorporation, as amended and in effect and then-operative bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (ix) the terms, execution and delivery of the Securities (A) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable definitive purchase, underwriting or similar agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, will be validly issued, fully paid and nonassessable.

2.When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable definitive purchase, underwriting or similar agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Kura Sushi USA, Inc.	Squire Patton Boggs (US) LLP

May 7, 2021

3.When, as and if (a) any Common Stock or Preferred Stock, as applicable, in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable deposit agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable deposit agreement), (c) the Common Stock or Preferred Stock, as applicable, represented by the Depositary Shares has been duly delivered to the depositary under the applicable deposit agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.

4.When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable warrant agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable warrant agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable warrant agreement, the applicable definitive purchase, underwriting or similar agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.When, as and if (a) any particular series of Subscription Rights has been duly authorized and duly established in accordance with the applicable subscription rights agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable subscription rights agreement), and (c) the Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable subscription rights agreement, the applicable definitive purchase, underwriting or similar agreement and applicable law and authenticated by the rights agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with the applicable share purchase contracts and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers in accordance with such authorization, the applicable share purchase contract and applicable law, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with the applicable share purchase unit agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers in accordance with such authorization, the applicable share purchase unit agreements and applicable law, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

Kura Sushi USA, Inc.	Squire Patton Boggs (US) LLP

May 7, 2021

(b)We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

(c)To the extent that the obligations of the Company under the deposit agreements, the warrant agreements, subscription rights agreements, the share purchase contracts or the share purchase unit agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable deposit agent, warrant agent, rights agent, share purchase contract agent or share purchase unit agent (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the internal law of the State of New York and the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP